UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2006

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street, Plano, Texas		75074
(Address of principal executive offices)		(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 2, 2006, Microtune, Inc. (the “Company”) issued a press release announcing selected preliminary financial results for the quarter ended September 30, 2006 (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Company intends to review these selected preliminary financial results for the quarter ended September 30, 2006 during a related investors’ conference call and webcast to be held on November 2, 2006 at 4:00 P.M. Central Time/5:00 P.M. Eastern Time. All financial information presented in the Press Release are estimates which may be subject to adjustment as a result of the pending restatement of certain of the Company’s historical financial statements as further discussed in the Press Release.

To participate in the call, interested parties may dial 517-308-9001 (the pass code is “EARNINGS”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until November 16, 2006 on the Company’s website or by dialing 203-369-0043.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

The financial information reported in this Current Report on Form 8-K is not a substitute for the Company’s Quarterly Report on Form 10-Q and the financial information provided herein should be considered in light of the disclosure regarding the pending restatement of the Company’s historical financial statements described in a Current Report on Form 8-K dated November 1, 2006.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Exhibit Number	Description

99.1	Press Release of Microtune, Inc. dated November 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

Date: November 2, 2006	By:	/s/ Jeffrey A. Kupp
Jeffrey A. Kupp
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press Release of Microtune, Inc. dated November 2, 2006.